Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (1) the joint filing on behalf of each of them of a statement on Schedule 13G (including subsequent amendments thereto) with respect to the common stock, $0.01 par value, of Quintiles Transnational Holdings Inc. and (2) the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate. The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 14th day of February, 2014.

DENNIS B. GILLINGS, CBE

By:	/s/ Dennis B. Gillings
Name:	Dennis B. Gillings, CBE

MIREILLE GILLINGS, PH.D.

By:	/s/ Mireille Gillings
Name:	Mireille Gillings, Ph.D.

SUSAN GILLINGS GROSS

By:	/s/ Susan Gillings Gross
Name:	Susan Gillings Gross

GF INVESTMENT ASSOCIATES LP
By: GF Association LLC, its general partner

By:	/s/ Susan Gillings Gross
Name:	Susan Gillings Gross
Title:	Sole Manager

GILLINGS LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings
Name:	Dennis B. Gillings
Title:	General Partner

GFEF LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings
Name:	Dennis B. Gillings
Title:	General Partner

THE GILLINGS FAMILY FOUNDATION

By:	/s/ Dennis B. Gillings
Name:	Dennis B. Gillings
Title:	President